Exhibit 10.2
PARENT GUARANTY
          This Parent Guaranty (“Guaranty”) is dated as of March 1, 2006, and is entered into by ACE CASH EXPRESS, INC. (“Guarantor”), in favor of TRUE FINANCIAL SERVICES, LP (“Obligee”), to guaranty certain obligations of ACE CREDIT SERVICES, LLC (“Obligor”).
          1. In consideration of Obligee’s willingness to enter into the Credit Services Agreement dated as of February 25, 2006 (the “Credit Services Agreement”) between Obligor and Obligee, Guarantor hereby irrevocably and unconditionally guarantees to Obligee the full and prompt payment and performance of the following obligations of Obligor (the “Guaranteed Obligations”): any and all obligations under the Credit Services Agreement, and under any other agreement, document or instrument executed in connection therewith by Obligor including the individual letters of credit issued by Obligor in connection with the Credit Services Agreement (collectively, the “Ancillary Agreements”). This Guaranty is for the benefit of Obligee and its respective successors and assigns, and nothing herein contained shall impair, as between Obligor and Obligee, the obligations of Obligor under the Credit Services Agreement or any Ancillary Agreement.
          2. Obligee in its sole discretion may at any time, and from time to time, without the consent of, or notice to Guarantor, without incurring responsibility to Guarantor and without impairing or releasing the obligations of Guarantor hereunder, upon or without any terms or conditions and in whole or in part:
          (a) exercise or refrain from exercising any rights against Obligor or others or otherwise act or refrain from acting; and
          (b) consent to or waive any breach of, or any act, omission or default under, the Credit Services Agreement or any Ancillary Agreement, or otherwise amend, modify or supplement the Credit Services Agreement or any Ancillary Agreement.
          3. Guarantor makes the following representations and warranties to Obligee as of the date hereof and continuously until performance in full of all Guaranteed Obligations and termination of this Guaranty:
          (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own or lease and operate its properties and to conduct its business as currently conducted. Obligor is wholly-owned, through one or more intermediary companies, by Guarantor.
          (b) Guarantor has full corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery of this Guaranty and the performance by Guarantor of its obligations hereunder have been duly authorized and approved by all necessary corporate action on the part of Guarantor and do not require any further authorization or consent of Guarantor or its stockholders. This Guaranty constitutes the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally and by general principles of equity.
          (c) The execution and delivery by Guarantor of this Guaranty, the performance by Guarantor of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any lien or encumbrance upon Guarantor or upon any of the assets or properties of Guarantor, or conflict with, result in any breach or violation of or constitute a default under (or an event which with the giving of notice or the lapse of time, or both, would constitute a default under) or constitute an event creating rights of acceleration, first refusal, termination or cancellation or a loss of rights under (i) the certificate of incorporation, bylaws, and any other organizational or governing documents of Guarantor, (ii) any law to which Guarantor is subject or by which Guarantor’s assets or properties are bound, or (iii) any permit applicable to Guarantor, its assets or properties.
          (d) No consents are necessary to be obtained by, made with or given by Guarantor in connection with the execution and delivery by Guarantor of this Guaranty, the performance by Guarantor of its obligations hereunder, or the consummation of the transaction contemplated hereby.
          (e) Except as otherwise disclosed to Lender, there are no proceedings pending or, so far as Guarantor knows or has reason to know, threatened before any court or administrative agency which, if decided adversely to Guarantor, would materially adversely affect the financial condition of Guarantor or the authority of Guarantor to enter into, or the validity or enforceability of, this Guaranty.
          (d) As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and will be solvent, has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.
          4. The obligations of Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged or terminated by, any action or inaction by Obligee as contemplated in Section 2 above.
          5. Guarantor acknowledges that it is directly and primarily liable to Obligee, that its obligations hereunder are independent of the Guaranteed Obligations and that a separate action or actions may be brought and prosecuted against Guarantor. Guarantor further acknowledges that any releases that may be given by Obligee to Obligor or any other guarantor or endorser shall not release it from this Guaranty.

          6. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. Guarantor waives any right to require Obligee to: (a) proceed against Obligor; (b) proceed against any letter of credit issued in Obligee’s favor; or (c) pursue any other remedy in Obligee’s power. Obligee may, at its election, exercise any right or remedy it may have against Obligor without affecting or impairing in any way Guarantor’s liability under this Guaranty.
          7. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of its successors and permitted assigns.
          8. The Guarantor shall be in default of this Guaranty if: (i) the Guarantor is in breach of any duty obligation, representation, warranty or covenant hereunder; (ii) the Guarantor files for protection under any state or federal insolvency law, or an action shall be filed against Guarantor under any such law; or (iii) Guarantor becomes insolvent or unable to meet its obligations as they become due or suffers a material adverse financial event.
          9. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except pursuant to a written agreement executed by Guarantor and consented to by Obligee.
          10. All payments made by Guarantor will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein.
          11. Guarantor agrees that its obligations under this Guaranty shall be unaffected by the voluntary or involuntary bankruptcy of Obligor or any of its affiliates, assignment for the benefit of creditors, reorganization, or similar proceedings affecting Obligor or any of its affiliates or any of their respective assets. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Obligee shall be prohibited from exercising any of its rights or remedies against Obligor or any of its affiliates or any of their respective property, then, as between Obligee and Guarantor, such prohibition shall be of no force and effect, and Obligee shall have the right to make demand upon, and receive payment or performance from, Guarantor of all obligations, amounts and other sums that would be due to Obligee upon a default by Obligor or any of its affiliates of any Guaranteed Obligation. Guarantor agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Guaranteed Obligations is rescinded, reduced or must otherwise be restored or returned by Obligee, all as though such payment or performance had not been made.
          12. This Guaranty shall be governed by the laws of the State of Delaware without regard to the principles of conflict of laws thereof.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the first date set forth above.

ACE CASH EXPRESS, INC.

By:	/s/ WALTER E. EVANS

Walter E. Evans
Senior Vice President and General Counsel

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